           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         WESTERN MICRO TECHNOLOGY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         WESTERN MICRO TECHNOLOGY, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11:

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                         WESTERN MICRO TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
WESTERN MICRO TECHNOLOGY, INC.:


     The Annual Meeting of Shareholders of Western Micro Technology, Inc. (the "Company") will be held at 254 East Hacienda Avenue, Campbell, California 95008, on May 16, 1996 at 10:30 a.m. for the purpose of considering and acting upon the following proposals:

          (1) To elect a Board of six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

          (2) To approve the amendment and restatement of the Company's 1994 Stock Option Plan;

          (3) To ratify the designation of Coopers & Lybrand L.L.P. as independent accountants for the period ending December 31, 1996; and

          (4) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 22, 1996 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

     The Company's December 31, 1995 Annual Report to Shareholders accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                              By Order of the Board of Directors



                              P. Scott Munro
                                 Secretary

Campbell, California
April 12, 1996






YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                         WESTERN MICRO TECHNOLOGY, INC.

                            254 EAST HACIENDA AVENUE
                               CAMPBELL, CA 95008
                                 (408) 379-0177
                              ____________________

                                 PROXY STATEMENT
                              ____________________

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Micro Technology, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on May 16, 1996 at 10:30 a.m. at the principal executive offices of the Company located at 254 East Hacienda Avenue, Campbell, California 95008. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 12, 1996.

                                  VOTING RIGHTS

     Shareholders of record of the Company as of the close of business on March 22, 1996 have the right to receive notice of and to vote at the Annual Meeting. On March 22, 1996, the Company had issued and outstanding 4,204,645 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected. Votes withheld with respect to director nominees have no legal effect. Cumulative voting is not available in the election of directors at the Annual Meeting, as cumulative voting was eliminated by the vote of the shareholders at the 1994 Annual Meeting. The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve the amendment and restatement of the Company's 1994 Stock Option Plan and the ratification of Coopers & Lybrand L.L.P. as independent accountants. Consequently, abstentions and broker non-votes will generally have no effect. However, if the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated.

                                     PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its shareholders.

     Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees as described below.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of six (6) directors will be elected. The board of directors currently consists of six (6) directors. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. All six (6) of the nominees are presently directors of the Company. In the event that any Management nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

     JAMES J. HEFFERNAN, 54, was elected as a Director of the Company in October 1995. Since January 1996 he has been Chief Financial Officer and a Director of US Web Corporation, a franchisor of World Wide Web developers. He was Chief Financial Officer of Interlink Computer Sciences, a software company, from March 1995 to January 1996. Prior to such time, Mr. Heffernan was Chairman of the Board and Chief Financial Officer of Panoramic, Inc., a software company. Panoramic filed for Chapter 11 bankruptcy in May 1991 and all of its assets were sold to Computer Associates, Inc. From June 1994 to June 1995, Mr. Heffernan was a board member of International Microcomputer Software, Inc. He was Vice President of Finance and Chief Financial Officer of Software Publishing, Inc., a position he held from 1987 through 1989.

     JEROME A. MARTIN, 55, was elected as a Director of the Company in October 1995 and has been active in the business development of the Company since December 1, 1994. Mr. Martin was President and Chairman of the Board of First Computer Corporation, a systems distributor ("FCC") founded by Mr. Martin in 1976. On December 1, 1994, the Company acquired FCC, which became a wholly owned subsidiary of the Company.

     P. SCOTT MUNRO, 39, was appointed as a Director of the Company in July 1995 and has been the President, Chief Executive Officer and Secretary of the Company since July 1995. From January 1993 to July 1995, Mr. Munro was President, Computer Systems Division of the Company and from July 1990 to January 1993 Senior Vice President, Computer Systems Division of the Company.

     K. WILLIAM SICKLER, 46, was elected as a Director of the Company in July 1993. Currently, Mr. Sickler is Executive Director of Software Business Development for Seagate Technology, a manufacturer of disk drives and software developer, with responsibility for analysis of potential software company acquisitions. Until July 1995, Mr. Sickler was President and Chief Executive Officer of Network Computing, Inc., a provider of network management software for local area networks. From 1980 to 1992, he was employed by Ungermann-Bass, Inc., a provider of networking products and services. His most recent position was that of Chief Operating Officer. Prior to that, he held the positions of Vice President of Operations and Vice President of Manufacturing and Quality.

     J. LARRY SMART, 48, was elected as a Director of the Company and was appointed as Chairman of the Board in October 1995. He has been Chairman of the Board, President and Chief Executive Officer of Micropolis Corporation, a data storage company, since July 1995. From March 1994 to February 1995, Mr. Smart was President and Chief Executive Officer of Maxtor Corporation, a data storage company. From July 1991 to February 1995, Mr. Smart was President and Chief Executive Officer of Southwall Technologies, Inc., a material science company.

     WILLIAM H. WELLING, 62, was appointed a Director of the Company in April 1993. Since September 1989, he has served as Chairman of the Board and Chief Executive Officer of Xiox Corporation, a telecommunications software company. Since September 1983, he has been Managing Partner of Venture Growth Associates partnerships, investment partnerships.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

COMMITTEES AND MEETINGS

     The total number of regular and special meetings of the Board of Directors held in the last fiscal year was 16. All directors attended at least seventy-five percent (75%) of the Board meetings and the meetings of the committees of the Board on which such director served.

     The Audit Committee of the Board, which presently consists of Messrs. Welling and Heffernan, met once during the last fiscal year. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent accountants, and meet with the independent accountants for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and legal accounting compliance.

     The Executive Compensation Committee of the Board, which presently consists of Messrs. Heffernan and Sickler, met once during the last fiscal year. The Executive Compensation Committee has the responsibility for determining the compensation to be paid to each of the Company's executive officers. During 1995, the Executive Compensation Committee also administered the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Stock Option Plans").

     The Stock Option Committee, which presently consists of Messrs. Heffernan and Smart, was created in January 1996. The Stock Option Committee administers the Company's Stock Option Plans.

     The Nominating Committee, which presently consists of Messrs. Heffernan, Martin, Munro, Sickler, Smart and Welling met once during 1995. The Nominating Committee recommends to the Board of Directors persons for nomination to the Board. The Nominating Committee will consider recommendations from shareholders which should be addressed to the attention of the Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

SECTION 16 REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Mr. Sickler, a Director of the Company, filed a Form 4 in September 1995 approximately six days late, relating to the purchase by an entity related to Mr. Sickler of 4,900 shares of Common Stock. Mr. Smart, Chairman of the Board, filed a Form 4 in February 1996 approximately one month late, relating to the purchase of 4,500 shares of Common Stock.

               SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN SHAREHOLDERS

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of March 31, 1996 (unless otherwise indicated), of each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock, no par value, and the number of shares owned by each director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group.


                                                    Shares
                                                 Beneficially
           Name of Beneficial Owner(1)               Owned          Percent
           ------------------------              -------------      -------

Bernard T. Marren                                  371,400             8.8%
20823 Stevens Creek Blvd., Ste. 400
Cupertino, CA 95014

ROI Capital Management, Inc. ("ROI")               323,600             7.7%
  and affiliates(2)
One Bush Street, Ste. 1150
San Francisco, CA 94104

John H. Ashbaugh                                         0                *

Donald A. Cochrane                                  21,250(3)             *

James W. Dorst                                      15,000                *

James J. Heffernan                                       0                *

Ronald H. Mabry                                          0                *

Jerome A. Martin                                    73,717             1.8%

P. Scott Munro                                      44,218(3)          1.0%

K. William Sickler                                  12,500(3)             *

J. Larry Smart                                      14,000                *

William H. Welling                                  53,426(3)(4)       1.3%

All Executive Officers and Directors as a Group    234,111(5)          5.5%
(8 persons)

__________
*   Less than one percent (1%).

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares reported in the table.

(2) Based on a Schedule 13D dated January 26, 1996 filed jointly by ROI, ROI Partners, L.P. ("PTRS"), ROI & Lane, L.P. ("R&L"), Mark T. Boyer and Mitchell J. Soboleski reporting beneficial ownership as follows:


                          Shares        Shared Voting and
                    Beneficially Owned  Dispositive Power
                    ------------------  -----------------

    ROI                    323,600            323,600
    PTRS                   201,000            201,000

                          Shares        Shared Voting and
                    Beneficially Owned  Dispositive Power
                    ------------------  -----------------

    R&L                     24,000             24,000
    Mr. Boyer              201,000            201,000
    Mr. Soboleski          201,000            201,000


    Messrs. Boyer and Soboleski are the sole shareholders of ROI and respectively, President and Secretary. Messrs. Boyer and Soboleski and ROI are the general partners of PTRS, which is an investment limited partnership. ROI is the managing general partner of R&L, which is an investment partnership.

(3) Includes shares purchasable under the Company's Stock Option Plans, as of March 31, 1996 or within sixty (60) days thereafter as set forth below. See also "Change in Control" at page 8 below.

    P. Scott Munro:      2,968 shares at $2.13
                         5,000 shares at $2.25
                         5,000 shares at $2.75
                         7,500 shares at $3.63
                         18,750 shares at $6.00

    K. William Sickler:  5,000 shares at $8.25
                         2,500 shares at $5.00

    William H. Welling:  5,000 shares at $8.25
                         2,500 shares at $5.00

    Donald A. Cochrane:  11,250 shares at $6.00

(4) Of the shares attributed to William H. Welling, 45,926 are shares held of record by Venture Growth Associates II, the general partner of which is BW Partners, of which Mr. Welling is a general partner. Mr. Welling disclaims beneficial ownership of such shares except to the extent of his proportionate interest in Venture Growth Associates II.

(5) Includes 65,468 shares subject to outstanding options held by executive officers and directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation paid to the Company's Chief Executive Officer, certain of the Company's other executive officers, the Company's former Chief Executive Officer and the Company's former Senior Vice President, Marketing (the "named executive officers"), for the fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                            Compensa-
                                                                           tion Awards
                                                                           -----------
                                                Annual Compensation
                                          -------------------------------  Securities
          Name and              Fiscal                       Other Annual  Underlying      All Other
     Principal Position          Year     Salary    Bonus    Compensation    Options      Compensation
- ----------------------------    ------    ------    -----    ------------    -------      ------------

P. Scott Munro                   1995   $183,660  $152,530        0          60,000              -
  President, Chief Executive     1994   $171,234   $75,550        0         100,000(1)      $3,414(2)
  Officer and Secretary          1993   $146,853   $60,670        0               0         $4,199

James W. Dorst(3)                1995   $106,750   $30,640     $20,833       50,000              -
  Chief Financial Officer

Donald A. Cochrane(4)            1995   $112,980   $82,629        0          37,500              -
  Senior Vice President, Sales
  and Marketing

Ronald H. Mabry(5)               1995   $113,760   $74,820        0               0        $75,000(7)
  Former Chairman of the Board,  1994   $150,000   $75,000    $37,811(6)    300,000(1)           -
  Chief Executive Officer,
  President and Secretary

John H. Ashbaugh(8)              1995    $97,956         0        0               0        $65,433(8)
  Former Senior Vice President,  1994    $86,140   $10,000        0          50,000(1)           -
  Marketing


__________

(1) Certain of the Company's executive officers received stock options in 1994, which options were subsequently repriced later in the year. The rules of the Securities and Exchange Commission require that both the original option grant and the repriced option be reported as separate grants of stock options. However, since the original options received in 1994 were canceled at the time of repricing, the grantees were entitled only to the amount of the shares covered by the repriced options. See also "Change in Control" at page 8.

(2) Consists of medical costs covered by the Company's medical reimbursement plan.

(3) Mr. Dorst served as a consultant to the Company until he was hired, in May 1995. During his consultancy with the Company he was paid $20,833.

(4)  Mr. Cochrane became an executive officer in July 1995.

(5) Mr. Mabry was hired in April 1994. Mr. Mabry resigned from the Company effective July 26, 1995. See "Employment Agreements" on page 8.

(6) Includes costs of relocating Mr. Mabry from Southern California, including a housing allowance, an allowance for weekly round trips to Southern California and the costs associated with leasing and maintaining a company car. Mr. Mabry's 1994 other annual compensation includes $5,000 which represents imputed interest on an interest-free loan.

(7) This amount represents a severance payment, of which $50,000 was used to discharge a debt Mr. Mabry had outstanding to the Company.

(8) Mr. Ashbaugh was hired in June 1994 and resigned from the Company effective June 30, 1995. Mr. Ashbaugh received the $65,433 as severance.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1995 to the Company's named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     Percent of                                      Potential Realized Value
                     Number of         Total                                         at Assumed Annual Rates
                     Securities       Options                                      of Stock Price Appreciation
                     Underlying      Granted to                                          for Option Term
                       Options      Employees in    Exercise or Base  Expiration   ---------------------------
                       Granted      Fiscal Year     Price ($/Share)      Date           5%             10%
                     -----------  ----------------  ----------------  ----------        --             ---

P. Scott Munro       60,000(1)            18.6%           $2.25        6/21/09       $132,291         $377,662

James W. Dorst       50,000(1)            15.5%           $2.25        6/21/09        110,242          314,718

Donald A. Cochrane   37,500(1)            11.6%           $2.25        6/21/09         82,682          236,038

Ronald H. Mabry           0               --              --              --            --              --

John H. Ashbaugh          0               --              --              --            --              --


__________

(1) These options vest twenty-five percent (25%) over a four (4) year period. See also "Change in Control" at page 8.


    The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1995. The Company's Common Stock price as at close of business on December 29, 1995 was $5.25.

                             FY-END OPTION VALUES(1)


                          Number of Securities             Value of Unexercised
                         Underlying Unexercised                In-the-Money
                            Options at FY-End                Options at FY-End
                                    #                                #
        Name            Exercisable/Unexercisable        Exercisable/Unexercisable
        ----            -------------------------        -------------------------

P. Scott Munro              39,218 / 122,500                $48,963 / $193,593

James W. Dorst                   0 / 50,000                      $0 / $150,000

Donald A. Cochrane           8,750 / 53,750                      $0 / $112,500

Ronald H. Mabry                  0 / 0                           $0 / $0

John H. Ashbaugh                 0 / 0                           $0 / $0



COMPENSATION OF DIRECTORS

    Outside directors (i.e., those who are not employees of the Company) receive an annual retainer of $20,000, plus $750 for each board meeting attended. The Company pays for directors' liability insurance and has entered into indemnification agreements with each of the directors.

    At the 1994 Annual Meeting, the Company approved the adoption of the Company's 1994 Stock Option Plan. Among many other benefits, the 1994 Stock Option Plan provides for the grant of an option of

- --------------------
     (1) None of the Company's named executive officers exercised options during 1995.

10,000 shares of the Company's Common Stock to certain directors who are not employees following their initial election and at every fourth regular annual meeting thereafter while they serve on the Board of Directors. Subject to shareholder approval of the amendment and restatement of the 1994 Stock Option Plan, current non-employee directors will receive an option for 10,000 shares upon their initial appointment or election and an option for 2,500 shares at every regular annual meeting thereafter at which they are elected. The exercise price will be the fair market value of the shares on the date of each respective grant. The Board of Directors has approved the amendment and restatement of the 1994 Stock Option Plan, subject to shareholder approval, in order to institute the foregoing grants to certain directors who are not employees. See "Proposal Number 2, Amendment and Restatement of the Company's 1994 Stock Option Plan - Participants".

CHANGE IN CONTROL

    Stock options held by certain of the Company named executive officers under the Company's Stock Option Plans will become fully vested and exercisable following a change in control of the Company, unless such acceleration of vesting would, in the sole judgment of the Board of Directors, based on advice of the Company's independent accountants, be an impediment to accounting for such a transaction as a pooling of interests, in which case the options will not become fully vested and immediately exercisable. Stock options outstanding under the Stock Options Plans granted to Mr. Dorst will become fully vested and exercisable if Mr. Dorst's employment is actually or constructively terminated within twelve (12) months, following a change in control of the Company. A change in control means the occurrence of any of the following events: (1) shareholder approval of a merger or consolidation of the Company with any other corporation resulting in a change in fifty percent (50%) or more of the total voting power of the Company; (2) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (3) any person becomes the beneficial owner of more than fifty percent (50%) of the Company's total outstanding securities.

EMPLOYMENT AGREEMENTS

    The Company entered into an Employment Agreement with P. Scott Munro dated June 1, 1994. Pursuant to the terms of the Agreement, Mr. Munro was entitled to a base salary of $175,000 per year and was eligible to receive a bonus of up to $75,000 ($18,750 of which was guaranteed and paid in the first three months of Mr. Munro's employment in installments of $6,250, and the remainder of which was to be based on criteria to be determined by September 1, 1994). If Mr. Munro was terminated for cause, he was entitled to receive his base salary and bonus due through the date of his termination. If Mr. Munro was terminated without cause, he was entitled to receive his base salary and employee benefits due at the time of his termination, plus his bonus (payable at a rate equal to that of the bonuses received during the six months prior to such termination) for twelve
(12) months following his termination. If Mr. Munro's responsibilities were reduced following a change in control and such reduction in responsibilities was not for cause, any resignation of employment by Mr. Munro as a consequence of such reduction in responsibilities would have been treated as a termination of employment without cause. See "Change in Control" above for the definition of Change in Control.

    The Company entered into an Employment Agreement with P. Scott Munro dated January 1, 1996. Pursuant to the terms of the Agreement, Mr. Munro is entitled to a base salary of $203,000 per year and is eligible to receive a bonus of up to $125,000 a year (up to $25,000 of which will be payable quarterly pursuant to certain quarterly performance goals and $25,000 of which will be paid annually pursuant to certain annual performance goals). Mr. Munro was also granted an option, subject to shareholder approval, to purchase 40,000 shares, which vests over a five (5) year period at the rate of twenty-five percent (25%) per year beginning on the second anniversary of the grant. If Mr. Munro is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Munro is terminated without cause, he will be entitled to receive his base salary for twelve (12) months following his termination. If Mr. Munro's responsibilities are reduced within twelve (12) months following a change in control and such reduction in responsibilities is not for cause, any resignation of employment by Mr. Munro as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

    The Company entered into an Employment Agreement with Mr. Dorst dated June 12, 1995. Pursuant to the terms of the Agreement, Mr. Dorst is entitled to a base salary of $150,000 per year and is eligible to receive a bonus of up to $50,000 per year, subject to certain performance goals. Mr. Dorst was granted an option to purchase 50,000 shares, which vests at the rate of twenty-five percent (25%) per year (subject to cliff-vesting in the first year). If Mr. Dorst is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Dorst is terminated without cause, he will be entitled to receive his base salary for nine (9) months following his termination in accordance with the Company's severance policy. If Mr. Dorst's responsibilities are reduced within twelve (12) months following a change in control, and such reduction in responsibilities is not for cause, any resignation of employment by Mr. Dorst as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

    The Company entered into an Employment Agreement with Donald A. Cochrane dated January 1, 1996. Pursuant to the terms of the Agreement, Mr. Cochrane is entitled to a base salary of $150,000 per year and is eligible to receive a bonus of up to $70,000 a year, (up to $15,000 of which will be paid quarterly pursuant to certain quarterly performance goals and up to $10,000 of which will be paid annually based on the achievement of certain annual performance goals). Mr. Cochrane was also granted an option, subject to shareholder approval, to purchase 20,000 shares, which vests over a five (5) year period at the rate of twenty-five percent (25%) per year beginning on the second anniversary of the grant. If Mr. Cochrane is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Cochrane is terminated without cause, he will be entitled to receive his base salary for nine (9) months following his termination. If Mr. Cochrane's responsibilities are reduced within twelve (12) months following a change in control and such reduction in responsibilities is not for cause, any resignation of employment by Mr. Cochrane as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

    The Company entered into a two year Employment Agreement with Ronald H. Mabry dated April 1, 1994. Pursuant to the terms of the Agreement, Mr. Mabry was paid a base salary of $200,000 per year and was eligible to receive a bonus of up to $100,000 a year ($50,000 of which was guaranteed and the other $50,000 of which was subject to the achievement of certain performance goals). Mr. Mabry resigned all of his positions with the Company effective July 26, 1995. In connection with such resignation, Mr. Mabry received a cash severance in the amount of $75,000, of which $50,000 was used to discharge Mr. Mabry's outstanding loan obligations and $25,000 was paid to Mr. Mabry in cash at the closing of the Company's sale of certain assets to Reptron Electronics, Inc. ("Reptron"). Mr. Mabry also was granted the right to receive up to an additional $120,000 in incentive payments.

    The Company entered into a one year Employment Agreement with John Ashbaugh dated July 29, 1994. Pursuant to the terms of the Agreement, Mr. Ashbaugh was paid a base salary of $160,000 per year and was eligible to receive a bonus of up to $40,000 a year ($20,000 of which was guaranteed and the other $20,000 was subject to the achievement of certain performance goals.) Mr. Ashbaugh was also granted an option to purchase 50,000 shares, which was scheduled to vest at the rate of twenty-five percent (25%) per year (subject to cliff-vesting in the first year) and was entitled to a company car. Mr. Ashbaugh resigned all positions with the Company on June 30, 1995. In connection with such termination, Mr. Ashbaugh received a severance payment equal to $65,433. Mr. Ashbaugh forfeited his stock option.

                   EXECUTIVE COMMITTEE REPORT ON COMPENSATION


    The compensation of the Company's executive officers is determined by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. The Chief Executive Officer's recommendations of compensation to be paid to other executive officers of the Company are considered by the Compensation Committee in its decision-making process. The Compensation Committee is currently composed of two (2) non-employee directors.

    The Stock Option Committee of the Board of Directors administers the Company's Stock Option Plans and determines grants to executive officers. The Stock Option Committee is composed of two "disinterested" directors, as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

    The Compensation Committee's policy on executive compensation is to attract and retain highly qualified personnel while tying compensation to performance. Consequently, the Compensation Committee seeks to establish compensation that will reward individuals for Company performance as well as individual performance and motivate and reward executives for achievement of strategic business objectives.

    The primary factors used by the Compensation Committee in determining the compensation of the Company's executive officers are as follows:

    1. The executive officer's individual performance and contributions to the Company;

    2.    The financial results of the Company, including return on assets; and

    3. The compensation of executive officers employed by companies in similar industries with similar revenue levels.

EXECUTIVE COMPENSATION GENERALLY
- --------------------------------

    In May 1995, the Company entered into an Asset Sale Agreement with Reptron, pursuant to which Reptron agreed to acquire the Company's electronics components distribution assets. The transaction closed on July 26, 1995. The sale signaled a change in the direction of the Company's business to systems distribution. On May 12, 1995, contemplating that Mr. Mabry, the Company's former Chief Executive Officer, and Mr. Ashbaugh, the Company's former Senior Vice President, Marketing, would join Reptron to head the electronics distribution business being acquired, the Board formed a new management team, promoting P. Scott Munro to the position of President and Chief Executive Officer, promoting Donald A. Cochrane to Senior Vice President, Sales and Marketing, and hiring James W. Dorst as Chief Financial Officer. At such time, the Board, upon recommendation of the Compensation Committee, established the compensation of the executive officers comprising the new management team.

    During 1995, the compensation of executive officers was generally composed of (i) base salary, (ii) a cash bonus and (iii) stock options.

    Base Salary.  The base salaries of the Company's former executive officers,
    -----------
Messrs. Mabry and Ashbaugh, were based on the employment agreements negotiated by each such officer in 1994. See "Employment Agreements" at page 8. Prior to the close of the Reptron transaction, the base salaries of two of the Company's current executive officer, Messrs. Munro and Cochrane, were based on their prior performance and achievements and an assessment of salaries paid to executive officers of companies in similar industries with similar revenue levels based on the American Electronics Association's ("AEA") Executive Compensation in the Electronics Industry Report dated April 1, 1991 (which salaries were increased to compensate for average wage increases through 1995). The AEA Report consisted of a survey of approximately 879 companies in the electronics industry, some of which companies are included in the Company's Self-
Determined Peer Group Index. Both such executives received an increase in salary upon the closing of the

Reptron transaction to reflect their added responsibilities. The base salary of Mr. Dorst was determined based on an arm's length negotiation which occurred at the time he was hired.

    Bonus.  All of the executive officers were eligible to receive a  cash
    -----
bonus. For Messrs. Munro, Cochrane and Dorst, the bonus amount was based on the degree to which specific performance goals, e.g., return on assets, were achieved in relation to targeted goals. The target bonus amounts for these executive officers was designed to represent between 33% (for Mr. Dorst) and 52% (for Mr. Munro) of annual base salary. As a result of the Company's performance in 1995, these executive officers received cash bonuses in the aggregate amount of $265,799.

    Mr. Mabry was eligible to receive a bonus of up to $120,000 based on the sale of certain designated inventory and collection of certain accounts receivables related to the Reptron transaction. Mr. Mabry was paid a bonus of $45,654.

    Stock Options.   In June 1995, the Company's current executive officers
    -------------
received stock options which are set forth in the Summary Compensation Table. Messrs. Mabry and Ashbaugh did not receive a stock option grant in 1995. Stock options were granted to the Company's current executive officers on the basis of each such executive's anticipated future performance and contributions to the Company and are designed to align more closely the interests of the executive with the interests of the shareholders and to provide the executives with an incentive by granting them financial participation in the success of the Company. The Committee approved the stock option grants because, with the new management team, the Committee felt it was important to provide this added incentive to motivate the new team to maximize shareholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION
- ------------------------------------

    Mr. Munro's base salary for 1995 was $175,000, which was negotiated as part of his employment agreement in 1994. Effective upon the close of the Reptron transaction, Mr. Munro's salary was increased to $190,000 to reflect his added responsibilities. Effective January 1, 1996, Mr. Munro's base salary was further increased to $203,000 based on a compensation survey conducted by Alexander & Alexander Consulting Group and Radford Associates of fourteen public companies, of which four such companies are included in the Company's Self-Determined Peer Group. The other ten companies were of a similar size, in a similar location and bear other characteristics similar to the Company. At such time, the Company entered into a new employment agreement with Mr. Munro, which supersedes his employment agreement. See "Employment Agreements" on page 8.

    During the latter half of 1995, Mr. Munro was eligible to receive a bonus of up to $100,000 upon the achievement of certain return on asset goals. This represented approximately 52% of Mr. Munro's base salary of $190,000. Based on the Company's 1995 performance, Mr. Munro was paid a bonus of $152,530, which includes an amount for the period prior to his becoming the Chief Executive Officer. Effective January, 1, 1996, Mr. Munro's annual incentive maximum bonus has been increased to $125,000. Mr. Munro was also granted stock options to purchase 60,000 shares at the time he became the Chief Executive Officer.

    On July 26, 1995, in connection with the sale of the Company's electronic component semiconductor business to Reptron, Mr. Mabry, the Company's former Chief Executive Officer, resigned from the Company. In connection with such resignation, Mr. Mabry received a cash severance in the amount of $75,000, of which $50,000 was used to discharge Mr. Mabry's outstanding loan obligations and $25,000 was paid to Mr. Mabry at the closing of the Reptron transaction. Mr. Mabry also had the right to receive up to an additional $120,000 in incentive payments, of which Mr. Mabry was paid $45,654. Mr. Mabry's option for 150,000 shares was forfeited.

OTHER
- -----

    Since the compensation of the Company's executive officers does not exceed $1,000,000 for any single officer, the Company does not have a policy regarding qualifying compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.


April 4, 1996

                        EXECUTIVE COMPENSATION COMMITTEE

                                   K. WILLIAM SICKLER
                                   JAMES J. HEFFERNAN

                                PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five (5) year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock against the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. companies) and a Self-Determined Peer Group. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.


                                     [LINE-GRAPH]



                                        LEGEND

SYMBOL INDEX DESCRIPTION                               12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95

_____ WESTERN MICRO TECHNOLOGY, INC.                     100.0     120.0     165.0     370.0     255.0     210.0

 ..-.. CRSP Index for Nasdaq Stock Market (US Companies)  100.0     160.5     186.9     214.5     209.7     296.5

- ----- Self-Determined Peer Group                         100.0     136.2     343.9     478.1     483.7     640.7

    Companies in Self-Determined Peer Group
       Bell Microproducts, Inc.        Hall Mark Electronics Corp.
       Jaco Electronics, Inc.          Milgray Electronics, Inc.
       Nu Horizon Electronics Corp.    Pioneer Standard Electronics, Inc.
       Southern Electronics Corp.      Zing Technologies, Inc.

    Notes:
       A. The lines represent monthly index levels derived from compounding daily returns that include all dividends.
       B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
       C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
       D.  The index level for all series was set to
           100.00 on 12/31/90.

                                      -13-


                                PROPOSAL NUMBER 2

                        AMENDMENT AND RESTATEMENT OF THE
                        COMPANY'S 1994 STOCK OPTION PLAN


    The 1994 Stock Option Plan of Western Micro Technology, Inc. was adopted by the Company's Board of Directors on April 22, 1994 and approved by the shareholders at the 1994 Annual Meeting. On January 18, 1996, the Board of
Directors amended and restated the 1994 Stock Option Plan (the "1994 Plan"), subject to approval by the shareholders to: (1) increase the number of shares available for grant thereunder by 200,000 shares, (2) change the amount of non-statutory stock options granted to non-employee directors from (a) 10,000 shares for every fourth annual meeting at which they are elected after their election or appointment to the Board; to (b) 2,500 shares for every annual meeting at which they are elected after their election or appointment to the Board; and (3) add a new Internal Revenue Code section 162(m) grant limit for optionees who are newly hired.

    The text of the 1994 Plan is set forth in Exhibit A to this Proxy
Statement. The following summary of the 1994 Plan's principal features does not purport to be complete. It is subject to and qualified in its entirety by reference to Exhibit A.

SHARES SUBJECT TO THE 1994 PLAN

    Prior to the proposed amendment and restatement of the 1994 Plan, there are 621,802 shares of Common Stock authorized for option grants. Upon approval of this amendment by the shareholders, there will be a total of 821,801 shares authorized under the Plan. The authorized shares issuable in connection with the 1994 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

    As of March 31, 1996, the Company had options outstanding under the 1994
Plan to purchase an aggregate of 604,488 shares of Common Stock, at exercise prices ranging from $2.25 to $8.75 per share, or a weighted average per share exercise price of $4.14. If any option granted under the 1994 Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of March 31, 1996, a total of 17,314 shares of Common Stock were available for future issuance under the 1994 Plan.

PARTICIPANTS

    Any person who is an employee of the Company is eligible to receive options under the 1994 Plan. Optionees will be selected by the Stock Option Committee.
Options granted to an optionee in the calendar year in which he or she is newly hired shall in no event cover more than 300,000 shares, subject to certain adjustments.

    The 1994 Plan also provides for formula grants for non-employee directors that are designed to comply with the provisions of Rule 16b-3 under the Exchange
Act of 1934, as amended. Non-employee directors will automatically receive nonstatutory options to purchase 10,000 shares of the Company's Common Stock upon their initial appointment or election as a non-employee director and will receive nonstatutory options to purchase 2,500 shares of the Company's Common
Stock for every regular annual meeting thereafter at which they are elected.
The non-employee director options will have ten (10) year terms and will be exercisable ratably at twenty-five percent (25%) a year from the date of the annual meeting of shareholders on which date the options are granted. Such options will become one hundred percent (100%) vested upon death, disability or a change in control of the Company. If a non-employee director dies or becomes disabled, his or her option shall be fully exercisable during the twelve (12) months following the date of his or her death or disablement. If a non-employee director voluntarily retires from service as a director at or after age 60, his or her options that are vested shall be exercisable for a period of twelve (12) months following retirement. In all other cases, a non-employee director's options that are vested upon termination of service shall remain exercisable for ninety (90) days following the date of his or her termination of service.

                                      -14-


ADMINISTRATION

    The 1994 Plan is administered by the Stock Option Committee.  The Stock
Option Committee consists of two directors appointed by the Board of Directors and has the power and authority to grant options to participants in the 1994
Plan. The Stock Option Committee may delegate certain of its responsibilities to other persons; provided, however, the Stock Option Committee may not delegate matters relating to the Company's Section 16 officers. The members of the Stock
Option Committee are disinterested persons as defined in Rule 16b-3. The Board of Directors may fill vacancies on the Stock Option Committee and may from time to time remove or add members.

    The Stock Option Committee may periodically adopt rules and regulations for carrying out the 1994 Plan. The Board of Directors may amend the 1994 Plan as desired without further action by the Company's shareholders except as required by applicable law. The portion of the 1994 Plan that relates to non-employee directors may not be amended more frequently than once every six (6) months except as may be required by the Internal Revenue Code.

TERMS OF STOCK OPTIONS

    Awards under the 1994 Plan consist of nonstatutory stock options ("NSOs") and incentive stock options ("ISOs"). Except with respect to options granted to non-employee directors, options granted pursuant to the 1994 Plan need not be identical.

    The purchase price under each option is established by the Stock Option
Committee but in no event can the option price for ISOs and non-employee director options be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The last sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on March 29,
1996 was $6.125.  The option price must be paid in full at the time of exercise.
The price may be paid in cash or, if permitted by the Stock Option Agreement, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver part of the sale proceeds to the Company, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing.

    Except with respect to options for non-employee directors, options have such terms and are exercisable in such manner and at such times as the Stock
Option Committee may determine. In addition, no optionee may be granted options in any calendar year in excess of 150,000 shares of the Company's Common Stock;
provided, however, that options granted to an optionee in the calendar year in which he or she is newly hired shall in no event cover more than 300,000 shares of the Company's Common Stock, subject to certain adjustments. However, each option must expire within a period of not more than ten (10) years from the grant date.

    Each option is transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

    The Stock Option Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the federal income tax consequences of the 1994
Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

                                      -15-


    ISOs and NSOs are treated differently for federal income tax purposes.
ISOs are intended to comply with the requirements of Section 422 of the Internal
Revenue Code.  NSOs need not comply with such requirements.

    An employee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two (2) years following grant and at least one (1) year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one (1) and two (2) year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock
(usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price.
The balance of the consideration received on such a disposition will be capital gain (long-term capital gain if the stock had been held for at least one (1) year following exercise of the ISO). The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposi-tion of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

    An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The
Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one (1) year following exercise. The Company does not receive a deduction for this gain.

NEW PLAN BENEFITS

    Options to acquire 40,000 and 20,000 shares have been granted to Messrs.
Munro and Cochrane, respectively, subject to shareholder approval of the amendment and restatement of the 1994 Plan. With respect to all future grants, the Stock Option Committee has full discretion to determine the number and amount of options to be granted to employees under the 1994 Plan, subject to an annual limitation on the total number of options that may be granted to any key employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Summary
Compensation Table above, the executive officers as a group and all other employees under the 1994 Plan are not presently determinable.

    The number of options to be received by each non-employee director is fixed under the 1994 Plan and may not be amended more frequently than once every six
(6) months.  See "Compensation of Directors."

REQUIRED APPROVAL

    The affirmative vote of the holders of a majority of shares of Common Stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment and restatement of the 1994 Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment and restatement of the Company's 1994 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1994 PLAN.

                                      -16-


                                PROPOSAL NUMBER 3

                     DESIGNATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has approved the retention of Coopers & Lybrand
L.L.P. as independent accountants for the Company until revoked by further action. Coopers & Lybrand L.L.P. has been the Company's independent accountants since 1977.

    The shareholders are asked to ratify the designation of Coopers & Lybrand
L.L.P. as independent accountants for the Company for the fiscal year ending
December 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

    Should the shareholders fail to ratify the designation of Coopers & Lybrand
L.L.P. as independent accountants, retention of the firm for the fiscal year ending December 31, 1996 will be reconsidered by the Board of Directors.

    Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Coopers & Lybrand L.L.P. as independent accountants for the Company's fiscal year ending December 31, 1996.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF
THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                                  OTHER MATTERS

    Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company may retain a proxy solicitation firm and, if it does so, would pay approximately
$6,000 in fees plus a reasonable amount to cover expenses. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                  ANNUAL REPORT

    The Company will provide a copy of its 1995 Annual Report to Shareholders, without charge, to any shareholder who makes written request to Mr. P. Scott
Munro, Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue,
Campbell, California 95008.

                                      -17-


            PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING

    Proposals of security holders intended to be presented at the Company's
1997 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 16, 1996.

                                  By Order of the Board of Directors,



                                  P. Scott Munro
                                     Secretary

Campbell, California
April 12, 1996

                                      -18-


                                    EXHIBIT A
                                    ---------



                             1994 STOCK OPTION PLAN
                                       OF
                         WESTERN MICRO TECHNOLOGY, INC.

           (As Amended and Restated Effective as of January 18, 1996)




                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SECTION 1.      ESTABLISHMENT AND PURPOSE.  . . . . . . . . . . . . . . . . .  1

SECTION 2.      DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . .  1
      (a)  Board of Directors   . . . . . . . . . . . . . . . . . . . . . . .  1
      (b)  Change in Control  . . . . . . . . . . . . . . . . . . . . . . . .  1
      (c)  Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (d)  Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (e)  Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (f)  Consultant   . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (g)  Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (h)  Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (i)  Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (j)  Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . .  2
      (k)  ISO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (l)  Nonstatutory Option  . . . . . . . . . . . . . . . . . . . . . . .  2
      (m)  Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (n)  Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (o)  Outside Director   . . . . . . . . . . . . . . . . . . . . . . . .  2
      (p)  Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (q)  Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (r)  Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (s)  Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (t)  Stock Option Agreement   . . . . . . . . . . . . . . . . . . . . .  3
      (u)  Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (v)  Total and Permanent Disability   . . . . . . . . . . . . . . . . .  3

SECTION 3.      ADMINISTRATION.   . . . . . . . . . . . . . . . . . . . . . .  3
      (a)  Committee Procedures   . . . . . . . . . . . . . . . . . . . . . .  3
      (b)  Committee Responsibilities   . . . . . . . . . . . . . . . . . . .  3

SECTION 4.      ELIGIBILITY   . . . . . . . . . . . . . . . . . . . . . . . .  4
      (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (b)  Outside Directors  . . . . . . . . . . . . . . . . . . . . . . . .  4
      (c)  Ten-Percent Shareholders   . . . . . . . . . . . . . . . . . . . .  5

SECTION 5.      STOCK SUBJECT TO PLAN   . . . . . . . . . . . . . . . . . . .  5
      (a)  Basic Limitation   . . . . . . . . . . . . . . . . . . . . . . . .  5
      (b)  Additional Shares  . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 6.      TERMS AND CONDITIONS OF OPTIONS   . . . . . . . . . . . . . .  5
      (a)  Stock Option Agreement   . . . . . . . . . . . . . . . . . . . . .  5
      (b)  Number of Shares   . . . . . . . . . . . . . . . . . . . . . . . .  5
      (c)  Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (d)  Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  6
      (e)  Exercisability and Term  . . . . . . . . . . . . . . . . . . . . .  6
      (f)  Nontransferability   . . . . . . . . . . . . . . . . . . . . . . .  6
      (g)  Exercise of Options Upon Termination of Service  . . . . . . . . .  6
      (h)  Leaves of Absence  . . . . . . . . . . . . . . . . . . . . . . . .  6
      (i)  No Rights as a Shareholder   . . . . . . . . . . . . . . . . . . .  6
      (j)  Modification, Extension and Renewal of Options   . . . . . . . . .  6

                                       -i-


                                                                            Page
                                                                            ----

      (k)   Restrictions on Transfer of Shares  . . . . . . . . . . . . . . .  7

SECTION 7.      PAYMENT FOR SHARES  . . . . . . . . . . . . . . . . . . . . .  7
      (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (b)  Surrender of Stock   . . . . . . . . . . . . . . . . . . . . . . .  7
      (c)  Cashless Exercise  . . . . . . . . . . . . . . . . . . . . . . . .  7
      (d)  Other Forms of Payment   . . . . . . . . . . . . . . . . . . . . .  7

SECTION 8.      ADJUSTMENT OF SHARES  . . . . . . . . . . . . . . . . . . . .  7
      (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (b)  Reorganizations  . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (c)  Reservation of Rights  . . . . . . . . . . . . . . . . . . . . . .  7

SECTION 9.      LEGAL AND REGULATORY REQUIREMENTS   . . . . . . . . . . . . .  8

SECTION 10.     NO EMPLOYMENT RIGHTS  . . . . . . . . . . . . . . . . . . . .  8

SECTION 11.     DURATION AND AMENDMENTS   . . . . . . . . . . . . . . . . . .  8
      (a)  Term of the Plan   . . . . . . . . . . . . . . . . . . . . . . . .  8
      (b)  Right to Amend or Terminate the Plan   . . . . . . . . . . . . . .  8
      (c)  Effect of Amendment or Termination   . . . . . . . . . . . . . . .  8

                                       -ii-


                             1994 STOCK OPTION PLAN
                                       OF
                         WESTERN MICRO TECHNOLOGY, INC.

           (As Amended and Restated Effective as of January 18, 1996)


SECTION 1.  ESTABLISHMENT AND PURPOSE.
- ---------   -------------------------

          The Plan was established in 1994 to offer selected employees, consultants and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest through the grant of Options to purchase Shares. Options granted under the Plan may include
Nonstatutory Options as well as ISOs intended to qualify under Code section 422.

          This amendment and restatement (i) revises the formula for granting
Options to Outside Directors, (ii) increases the number of Shares subject to the Plan and (iii) adds a new Code section 162(m) individual Option grant limit for Optionees who are newly hired.


SECTION 2.  DEFINITIONS.
- ---------   -----------

          (a)  "Board of Directors" shall mean the Board of Directors of the
                ------------------
Company, as constituted from time to time.

          (b)  "Change in Control" means the occurrence of any of the following
                -----------------
events:

               (i) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (ii) The shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iii) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

          For purposes of Subsection (iii) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary of the Company and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          Any other provision of this Section 2(b) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:

                                       -1-


               (i) A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

               (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transac-tion in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corpo-ration expressly assumes this Plan and all outstanding options.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (d)  "Committee" shall mean the committee designated by the Board of
                ---------
Directors, which is authorized to administer the Plan under Section 3 hereof.
The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Options under the Plan to persons who are subject to section 16 of the Exchange Act.  If the Compensation Committee of the Board of
Directors determines to qualify compensation attributable to Options for exemption from the deduction limit of section 162(m) of the Code, then the
Committee membership shall satisfy such requirements as may be necessary to ensure that income attributable to Options qualifies for such exemption.

          (e)  "Company" shall mean Western Micro Technology, Inc., a California
                -------
corporation.

          (f)  "Consultant" shall mean an individual who provides services to
                ----------
the Company or any Subsidiary other than as a common-law employee.

          (g)  "Employee" shall mean any individual who is (i) a common-law
                --------
employee of the Company or of a Subsidiary, (ii) a Consultant or (iii) an
Outside Director.

          (h)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

          (i)  "Exercise Price" shall mean the amount for which one Share may be
                --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

          (j)  "Fair Market Value" shall mean (i) the closing price of a Share
                -----------------
on the principal exchange which the Shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or
(ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq
National Market or a successor quotation system, the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith.  Such determination shall be conclusive and binding on all persons.

          (k)  "ISO" shall mean an employee incentive stock option described in
                ---
Code section 422.

          (l)  "Nonstatutory Option" shall mean an employee stock option that is
                -------------------
not an ISO.

          (m)  "Option" shall mean an ISO or Nonstatutory Option granted under
                ------
the Plan and entitling the holder to purchase Shares.

          (n)  "Optionee" shall mean an individual who holds an Option.
                --------
          (o)  "Outside Director" shall mean a member of the Board of Directors
                ----------------
who is not a common-law employee of the Company or of a Subsidiary.

                                       -2-



          (p)  "Plan" shall mean this 1994 Stock Option Plan of Western Micro
                ----
Technology, Inc., as amended from time to time.

          (q)  "Service" shall mean service as an Employee.
                -------

          (r)  "Share" shall mean one share of Stock.
                -----

          (s)  "Stock" shall mean the Common Stock of the Company.
                -----

          (t)  "Stock Option Agreement" shall mean the agreement between the
                ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

          (u)  "Subsidiary" shall mean any corporation, if the Company and/or
                ----------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation.
A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (v)  "Total and Permanent Disability" shall mean that the Optionee is
                ------------------------------
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months, as determined by the Committee.


SECTION 3.  ADMINISTRATION.
- ---------   --------------

          (a)  Committee Procedures.  The Board of Directors shall designate one
               --------------------
of the members of the Committee as chairperson.  The Committee may hold meetings at such times and places as it shall determine.  The acts of a majority of the
Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the
Committee.

          (b)  Committee Responsibilities.  Subject to the provisions of the
               --------------------------
Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)  To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv)  To determine when Options are to be granted under the Plan;

          (v)  To select Optionees;

          (vi) To determine the number of Shares to be made subject to each Option;

          (vii)  To prescribe the terms and conditions of each Option, including
     (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory
     Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions;

                                       -3-



          (ix) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration;

          (x) To determine the disposition of each Option under the Plan in the event of an Optionee's divorce or dissolution of marriage;

          (xi) To determine whether Options under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Stock Option Agreement; and

          (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option.


SECTION 4.  ELIGIBILITY.
- ---------   -----------

          (a)  General Rule.  Only Employees shall be eligible for designation
               ------------
as Optionees by the Committee.  In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

          (b)  Outside Directors.  Any other provision of the Plan
               -----------------
notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

          (i) Outside Directors shall only be eligible for the grant of Nonstatutory Options as described in this Section 4(b).

          (ii) Each Outside Director shall automatically be granted a Nonstatutory Option to purchase 10,000 Shares (subject to adjustment under Section 8) as a result of his or her initial appointment as an Outside Director at or after the 1996 Annual Meeting of Shareholders.
     Effective for the 1996 Annual Meeting, and upon the conclusion of every regular annual meeting of the Company's shareholders following the annual meeting at which an Outside Director was appointed, each such Outside Director who will continue serving as a member of the Board thereafter shall receive a Nonstatutory Option to purchase 2,500
     Shares (subject to adjustment under Section 8).  All such Nonstatutory
     Options shall vest and become exercisable at the rate of 25% upon each one-year anniversary of the date the option is granted to the Outside
     Director.

          (iii) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall also become exercisable in full in the event of (A) the termination of such Outside Director's service because of death or Total and Permanent Disability or (B) a Change in Control of the Company.

          (iv)  The Exercise Price of any Nonstatutory Option granted to an
     Outside Director under this Section 4(b) shall be equal to the number of Shares covered by such Option

                                       -4-



     multiplied by 100% of the Fair Market Value of a Share on the date of grant, and shall be payable in a form described in Section 7.

          (v) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant of such Nonstatutory Options,
     (B) the date 90 days after the termination of such Outside Director's service for any reason other than death, Total and Permanent
     Disability or voluntary retirement as an Outside Director at or after the age of 60, or (C) the date 12 months after the termination of such Outside Director's service because of death, Total and Permanent
     Disability or voluntary retirement as an Outside Director at or after the age of 60.

          (c)  Ten-Percent Shareholders.  An Employee who owns more than 10
               ------------------------
percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code section 422(c)(5).
For purposes of this Subsection, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.  For purposes of this Subsection, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant.
"Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.


SECTION 5.  STOCK SUBJECT TO PLAN.
- ---------   ---------------------

          (a)  Basic Limitation.  Shares offered under the Plan shall be
               ----------------
authorized but unissued Shares or Shares acquired on the open market.  The aggregate number of Shares which may be issued under the Plan upon the exercise of Options shall not exceed 821,801 plus the shares that remained available for grant under the Western Micro Technology, Inc. Amended and Restated Incentive
and Non-Incentive Stock Option Plan as of June 15, 1994, including any shares subject to any option granted under such plan and outstanding on such date that is terminated prior to exercise.  The aggregate number of Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to
Section 8.  The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which are available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)  Additional Shares.  In the event that any outstanding Option for
               -----------------
any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.


SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.
- ---------   -------------------------------

          (a)  Stock Option Agreement.  Each grant of an Option under the Plan
               ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the
Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  Except for options granted pursuant to
Section 4(b), the provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)  Number of Shares.  Each Stock Option Agreement shall specify the
               ----------------
number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.  The Stock Option Agree-
ment shall also specify whether the Option is an ISO or a Nonstatutory Option.
Options granted to any Optionee in a single calendar year shall in no event cover

                                       -5-



more than 150,000 Shares, subject to adjustment in accordance with Section 8;
provided, however, options granted to an Optionee in the calendar year in which he or she is newly hired shall in no event cover more than 300,000 Shares, subject to adjustment in accordance with Section 8.

          (c)  Exercise Price.  Each Stock Option Agreement shall specify the
               --------------
Exercise Price.  The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b).  Subject to the preceding sentence and Section 4(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion.  The Exercise Price shall be payable in a form described in
Section 7.  The Exercise Price of an Option that is intended to qualify under
Code section 162(m) shall not be less than 100 percent of the Fair Market Value of a share on the date of grant.

          (d)  Withholding Taxes.  As a condition to the exercise of an Option,
               -----------------
the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          (e)  Exercisability and Term.  Subject to Section 4(b), each Stock
               -----------------------
Option Agreement shall specify the date when all or any installment of the
Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option.  The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b).  Subject to the preceding three sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

          (f)  Nontransferability.  During an Optionee's lifetime, his or her
               ------------------
Option(s) shall be exercisable only by him and shall not be transferable.  In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          (g)  Exercise of Options Upon Termination of Service.  Each Stock
               -----------------------------------------------
Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance.
Subject to Section 4(b), such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

          (h)  Leaves of Absence.  An Optionee's Service shall be deemed to
               -----------------
continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee); provided, however, that the
Committee may determine, consistent with applicable law, that Service shall continue during a leave of absence only if the Optionee returns to employment with the Company or a Subsidiary at the expiration of the leave.  The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Option-
ee's reemployment rights are guaranteed by statute or by contract.

          (i)  No Rights as a Shareholder.  An Optionee, or a transferee of an
               --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares.  No adjustments shall be made, except as provided in Section 8.

          (j)  Modification, Extension and Renewal of Options.  Within the
               ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding
Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price.  The foregoing notwithstanding, no modification, extension or renewal of an

                                       -6-



Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

          (k)  Restrictions on Transfer of Shares.  Any Shares issued upon
               ----------------------------------
exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine.  Such restrictions shall be set forth in the appli-
cable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.


SECTION 7.  PAYMENT FOR SHARES.
- ---------   ------------------

          (a)  General Rule.  The entire Exercise Price for Shares issued under
               ------------
the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c)
and (d) below.

          (b)  Surrender of Stock.  To the extent that a Stock Option Agreement
               ------------------
so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than six months and which are surrendered to the Company in good form for transfer.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (c)  Cashless Exercise.  To the extent that a Stock Option Agreement
               -----------------
so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

          (d)  Other Forms of Payment.  To the extent that a Stock Option
               ----------------------
Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.


SECTION 8.  ADJUSTMENT OF SHARES.
- ---------   --------------------

          (a)  General.  In the event of a subdivision of the outstanding Stock,
               -------
a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding
Option or (iii) the Exercise Price under each outstanding Option.

          (b)  Reorganizations.  In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.  Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corpora-
tion); provided, however, that if assumption or continuation of the outstanding
Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the
Exercise Price, in all cases without the Optionees' consent.

          (c)  Reservation of Rights.  Except as provided in this Section 8, an
               ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the
Company of shares of stock of any class, or securities convertible into shares of stock of any

                                       -7-



class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 9.  LEGAL AND REGULATORY REQUIREMENTS.
- ---------   ---------------------------------

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable re-quirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.


SECTION 10.  NO EMPLOYMENT RIGHTS.
- ----------   --------------------

       No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.


SECTION 11.  DURATION AND AMENDMENTS.
- ----------   -----------------------

          (a)  Term of the Plan.  The Plan shall become effective on January 18,
               ----------------
1996, subject to the approval of the Company's shareholders.  In the event that the shareholders fail to approve this Plan within 12 months of its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date.  The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)  Right to Amend or Terminate the Plan.  The Board of Directors may
               ------------------------------------
amend the Plan at any time and from time to time except that the provisions of
Section 4(b) relating to the amount, price and timing of the Option grants to
Outside Directors shall not be amended more than once in any six-month period after the Plan becomes effective, except as may be required by the Code.  Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted.  An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules.

          (c)  Effect of Amendment or Termination.  No Shares shall be issued or
               ----------------------------------
sold under the Plan after the termination thereof, except upon exercise of an
Option granted prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the
Plan.




PROXY                     WESTERN MICRO TECHNOLOGY, INC.                   PROXY
                             254 EAST HACIENDA AVENUE
                            CAMPBELL, CALIFORNIA 95008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING--MAY
16, 1996

     The undersigned hereby appoints JAMES W. DORST, P. SCOTT MUNRO and DONALD
A. COCHRANE, or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of WESTERN MICRO TECHNOLOGY, INC. on May 16, 1996, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs 1, 2 and 3 unless the shareholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with Board of Directors' recommendations, please sign the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)


                                                                     Please Mark
                                                                /X/  your votes
                                                                       as this

                                                WITHHOLD
                                          FOR*   FOR ALL                                                 FOR  AGAINST  ABSTAIN
1. To elect a Board of six directors:                      2. To approve the amendment and restatement
   NOMINEES:  James J. Heffernan,          / /     / /        of the Company's 1994 Stock Option Plan.   / /    / /      / /
   Jerome A. Martin, P. Scott Munro,
   K. William Sickler, J. Larry Smart                      3. To ratify the designation of Coopers &
   and William H. Welling                                     Lybrand L.L.P. as independent accountants
   INSTRUCTION:  To withhold authority  (*Except as marked    for the year ending December 31, 1996.     / /    / /      / /
   to vote for any individual nominee,    to the contrary
   write name or names here.                  below.)

   ---------------------------------------------------


I PLAN TO ATTEND THE MEETING                     / /



Signature(s)                                       Date                   , 1996
            -------------------------------------      -------------------
Signature(s) of Shareholder or Shareholders, (Executors, Administrators, Trustees, etc. should give full title.)
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.